Exhibit 10.3

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this "Agreement") is made and entered into as of April 13, 2006, by and between Protein Polymer Technologies, Inc., a Delaware corporation, with an address at 10655 Sorrento Valley Road, San Diego, California 92121 (the "Company"), and Matthew J. Szulik, with an address at c/o Taurus Advisory Group, LLC, 2 Landmark Square, Suite 211, Stamford, Connecticut 06901 (the "Purchaser").

This Agreement is made in connection with the Common Stock Purchase Warrant, dated as of the date hereof, issued by the Company to the Purchaser (the “Warrant”).

The Company and the Purchaser hereby agree as follows:

1.             Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Warrant shall have the meanings given such terms in the Warrant. As used in this Agreement, the following terms shall have the following meanings:

"Commission" means the Securities and Exchange Commission.

"Common Stock" means shares of the Company's common stock, par value $0.01 per share.

"Effectiveness Period" shall have the meaning set forth in Section 2(a).

"Exchange Act" means the Securities Exchange Act of 1934, and any successor statute.

"Filing Date" means, (i) with respect to the initial Registration Statement required to be filed hereunder, a date no later than ninety (90) days following the date hereof and (ii) with respect to shares of Common Stock issuable to the Holder as a result of adjustments to the Exercise Price made pursuant to the Warrant or otherwise, forty five (45) days after the occurrence such event or the date of the adjustment of the Exercise Price, as the case may be.

"Holder" or "Holders" means the Purchaser or any of his affiliates or transferees to the extent any of them hold the Warrant and/or the Registrable Securities.

"Indemnified Party" shall have the meaning set forth in Section 5(c).

"Indemnifying Party" shall have the meaning set forth in Section 5(c).

"Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

"Prospectus" means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

"Registrable Securities" means the shares of Common Stock issuable upon the exercise of the Warrant.

"Registration Statement" means each registration statement required to be filed hereunder, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

"Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

"Rule 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

"Securities Act" means the Securities Act of 1933, and any successor statute.

"Warrant" means the Common Stock Purchase Warrant issued by the Company to the Purchaser as of the date hereof, which the Holders may exercise to purchase 500,000 shares of Common Stock at $0.30 per share, subject to the anti dilution provisions set forth therein.

2.	Registration.

(a)          On or prior to the Filing Date the Company shall prepare and file with the Commission a Registration Statement covering the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Company shall cause the Registration Statement to become effective and remain effective as provided herein. The Company shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof. The Company shall use its best efforts to keep the Registration Statement continuously effective under the Securities Act until the date which is the earlier date of when (i) all Registrable Securities have been sold or (ii) all Registrable Securities may be sold immediately without registration under the Securities Act and without volume restrictions pursuant to Rule 144(k), as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent and the affected Holders (the "Effectiveness Period").

(b)          Following the effectiveness of a registration statement filed pursuant to this section, the Company may, at any time, suspend the effectiveness of such registration for up to thirty (30) days, as appropriate (a “Suspension Period”), by giving notice to the Holders of shares of Registrable Securities, if the Company shall have determined that it is required to amend such registration statement to disclose any fundamental change requiring such amendment. Notwithstanding the foregoing, no more than two Suspension Periods (i.e., 60 days) may occur in immediate succession. The Company shall use its best efforts to limit the duration and number of any Suspension Periods. The Holders of shares of Registrable Securities agree that, upon receipt of any notice from the Company of a Suspension Period, they shall forthwith discontinue disposition of shares of Registrable Securities covered by such registration statement or prospectus until they (i) are advised in writing by the Company that the use of the applicable prospectus may be resumed, (ii) have received copies of an amended prospectus, if applicable, and (iii) have received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference into such prospectus.

(c)         Within three (3) business days after the effective date of a Registration Statement, the Company shall cause its counsel to issue a standing letter of effectiveness, in the form attached hereto as Exhibit A, to the transfer agent stating that the shares are subject to an effective registration statement and can be reissued free of restrictive legend, provided that the Company has not advised the transfer agent orally or in writing that the letter has been withdrawn. Copies of the letter required by this Section 2(c) shall be delivered to each Holder within the time frame set forth above.

(d)         Within three (3) business days (such third business day being the “Unlegended Shares Delivery Date”) after the business day on which the Company has received (i) a notice that Registrable Securities or any other Common Stock held by a Holder have been sold pursuant to the Registration Statement or Rule 144 under the Securities Act, (ii) a representation that the prospectus delivery requirements, or the requirements of Rule 144, as applicable and if required, have been satisfied, and (iii) delivery to the transfer agent of the original share certificates representing the shares of Common Stock that have been sold, and (iv) in the case of sales under Rule 144, customary representation letters of the Holder and/or Holder’s broker regarding compliance with the requirements of Rule 144, the Company at its expense, (y) shall deliver, and shall cause legal counsel selected by the Company to deliver to its transfer agent (with copies to the Holder) an appropriate instruction and opinion of such counsel, directing the delivery of shares of Common Stock without any legends, reissuable pursuant to any effective and current Registration Statement described in this Section 2 or pursuant to Rule 144 under the 1933 Act (the “Unlegended Shares”); and (z) cause the transmission of the certificates representing the Unlegended Shares together with a legended certificate representing the balance of the submitted Shares certificate, if any, to the Holder at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Unlegended Shares Delivery Date.

(e)          In lieu of delivering physical certificates representing the Unlegended Shares, if the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, upon request of a Holder, so long as the certificates therefor do not bear a legend and the Holder is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of the Holder’s prime Broker with DTC through its Deposit Withdrawal Agent Commission system. Such delivery must be made on or before the Unlegended Shares Delivery Date.

(f)           The Company understands that a delay in the delivery of the Unlegended Shares pursuant to this Section 2 later than two (2) business days after the Unlegended Shares Delivery Date could result in economic loss to a Holder. As compensation to a Holder for such loss, the Company agrees to pay late payment fees (as liquidated damages and not as a penalty) to the Holder for late delivery of Unlegended Shares in the amount of One Hundred ($100) Dollars per business day after the Delivery Date for each Ten Thousand ($10,000) Dollars of purchase price of the Unlegended Shares subject to the delivery default. If during any three hundred and sixty (360) day period, the Company fails to deliver Unlegended Shares as required by this Section for an aggregate of thirty (30) days, then each Holder or assignee holding Securities subject to such default may, at his option, require the Company to redeem all or any portion of the Registrable Securities subject to such default at a price per share equal to 120% of the Purchase Price of such Registrable Securities (“Unlegended Redemption Amount”). The amount of the aforedescribed liquidated damages that have accrued or been paid for the twenty (20) day period prior to the receipt by the Holder of the Unlegended Redemption Amount shall be credited against the Unlegended Redemption Amount. The Company shall pay any payments incurred under this Section in immediately available funds upon demand.

(g)          In addition to any other rights available to a Holder, if the Company fails to deliver to a Holder Unlegended Shares as required pursuant to this Agreement, within seven (7) business days after the Unlegended Shares Delivery Date and the Holder purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by such Holder of the shares of Common Stock which the Holder was entitled to receive from the Company (a "Buy-In"), then the Company shall pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (A) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate purchase price of the shares of Common Stock delivered to the Company for reissuance as Unlegended Shares together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of purchase price of shares of Common Stock delivered to the Company for reissuance as Unlegended Shares, the Company shall be required to pay the Holder $1,000, plus interest. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

(h)          In the event a Holder shall request delivery of Unlegended Shares as described in this Section 2 and the Company is required to deliver such Unlegended Shares pursuant to this Section 2, the Company may not refuse to deliver Unlegended Shares based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, or for any other reason, unless, an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such Unlegended Shares or exercise of all or part of the Warrant shall have been sought and obtained and the Company has posted a surety bond for the benefit of such Holder in the amount of 120% of the amount of the aggregate purchase price of the Registrable Securities which are subject to the injunction or temporary restraining order, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent the Holder obtains judgment in the Holder’s favor.

3.            Registration Procedures. If and whenever the Company is required by the provisions hereof to effect the registration of any Registrable Securities under the Securities Act, the Company will, as expeditiously as possible, but in no event later than ninety (90) days after the date hereof:

(a)          prepare and file with the Commission the Registration Statement with respect to such Registrable Securities, respond as promptly as possible to any comments received from the Commission, and use its best efforts to cause the Registration Statement to become and remain effective for the Effectiveness Period with respect thereto, and promptly provide to the Holders copies of all filings and Commission letters of comment relating thereto;

(b)          prepare and file with the Commission such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement and to keep such Registration Statement effective until the expiration of the Effectiveness Period;

(c)          furnish to the Holders such number of copies of the Registration Statement and the Prospectus included therein (including each preliminary Prospectus) as the Holders reasonably may request to facilitate the public sale or disposition of the Registrable Securities covered by the Registration Statement;

(d)          use its best efforts to register or qualify the holders’ Registrable Securities covered by the Registration Statement under the securities or "blue sky" laws of such jurisdictions within the United States as the Holders may reasonably request; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(e)          list the Registrable Securities covered by the Registration Statement with any securities exchange on which the Common Stock of the Company is then listed;

(f)           immediately notify the Holders at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the Prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

(g)          make available for inspection by the Holders and any attorneys, accountants or other agents retained by the Holders, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all publicly available, non-confidential information reasonably requested by the attorneys, accountants or agents of the Holders.

4.            Registration Expenses. All expenses relating to the Company's compliance with Sections 2 and 3 and Section 7(e) hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the NASD, transfer taxes, fees of transfer agents and registrars, reasonable fees of, and disbursements incurred by, one counsel for the Holders (to the extent such counsel is required due to Company's failure to meet any of its obligations hereunder), are called "Registration Expenses.” All selling commissions applicable to the sale of Registrable Securities, including any fees and disbursements of any special counsel to the Holders beyond those included in Registration Expenses, are called "Selling Expenses." The Company shall only be responsible for all Registration Expenses.

5.	Indemnification.

(a)          In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Holder, and, where the Holder is an entity, its officers, directors and each other person, if any, who controls such Holder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Holder, or such persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act pursuant to this Agreement, any preliminary Prospectus which has been printed and distributed (i.e. a “Preliminary Prospectus”) or final Prospectus related thereto, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Holder, and each such person for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises

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out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of such Holder or any such person in writing specifically for use in any such document.

(b)          In the event of a registration of the Registrable Securities under the Securities Act pursuant to this Agreement, each Holder will indemnify and hold harmless the Company, and its officers, directors and each other person, if any, who controls the Company within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact which was furnished in writing by such Holder to the Company expressly for use in (and such information is contained in) the Registration Statement under which such Registrable Securities were registered under the Securities Act pursuant to this Agreement, any preliminary Prospectus or final Prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such person for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such Holder will be liable in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing to the Company by or on behalf of such Holder specifically for use in any such document. Notwithstanding the provisions of this paragraph, no Holder shall be required to indemnify any person or entity in excess of the amount of the aggregate net proceeds received by such Holder in respect of Registrable Securities in connection with any such registration under the Securities Act.

(c)          Promptly after receipt by a party entitled to claim indemnification hereunder (an "Indemnified Party") of notice of the commencement of any action, such Indemnified Party shall, if a claim for indemnification in respect thereof is to be made against a party hereto obligated to indemnify such Indemnified Party (an "Indemnifying Party"), notify the Indemnifying Party in writing thereof, but the omission so to notify the Indemnifying Party shall not relieve it from any liability which it may have to such Indemnified Party other than under this Section 5(c) and shall only relieve it from any liability which it may have to such Indemnified Party under this Section 5(c) if and to the extent the Indemnifying Party is prejudiced by such omission. In case any such action shall be brought against any Indemnified Party and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such Indemnified Party, and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume and undertake the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party under this Section 5(c) for any legal expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; if the Indemnified Party retains its own counsel, then the

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Indemnified Party shall pay all fees, costs and expenses of such counsel; provided, however, that, if the defendants in any such action include both the indemnified party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, the Indemnified Party shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred.

(d)          In order to provide for just and equitable contribution in the event of joint liability under the Securities Act in any case in which either (i) a Holder, and, where such Holder is an entity, or any officer, director or controlling person of such Holder, makes a claim for indemnification pursuant to this Section 5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of such Holder or such officer, director or controlling person of a Holder in circumstances for which indemnification is provided under this Section 5; then, and in each such case, the Company and the Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Holder is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the Registration Statement bears to the public offering price of all securities offered by such Registration Statement; provided, however, that, in any such case, (A) the Holder will not be required to contribute any amount in excess of the public offering price of all such securities offered by it pursuant to such Registration Statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

6.	Representations and Warranties.

(a)          The Common Stock of the Company is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and the Company has timely filed all proxy statements, reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act. The Company filed: (i) its Annual Reports on Form 10-KSB for its fiscal years ended December 31, 2005 and December 31, 2004, (ii) its Quarterly Reports on Form 10-QSB for its fiscal quarters ended March 31, 2005, June 30, 2005 and September 30, 2005 and (iii) the Form 8-K filings which it has made during the fiscal year 2005 and 2006 to date (collectively, the "SEC Reports"). Each SEC Report was timely filed and, at the time of its filing, in substantial compliance with the requirements of its respective form and none of the SEC Reports contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances

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when made. The financial statements of the Company included in the SEC Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed) and fairly present in all material respects the financial condition, the results of operations and the cash flows of the Company and its subsidiaries, on a consolidated basis, as of, and for, the periods presented in each such SEC Report.

(b)          The Common Stock is trading on the NASD OTCBB and satisfies all requirements for the continuation of such trading. The Company has not received any notice that its Common Stock will cease to be traded on the NASD OTCBB.

(c)          Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Registrable Securities to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Common Stock pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of such Securities to be integrated with other offerings.

(d)          The shares of Common Stock that a Holder may acquire pursuant to the exercise of the Warrant are all restricted securities under the Securities Act as of the date of this Agreement. The Company will not issue any stop transfer order or other order impeding the sale and delivery of any of the Registrable Securities at such time as such Registrable Securities are registered for public sale or an exemption from registration is available, except as required by federal or state securities laws.

(e)          The Company understands the nature of the Registrable Securities issuable upon exercise of the Warrant and recognizes that the issuance of such Registrable Securities may have a potential dilutive effect. The Company specifically acknowledges that its obligation to issue the Registrable Securities is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

(f)           Except for agreements made in the ordinary course of business, there is no agreement that has not been filed with the Commission as an exhibit to a registration statement or to a form required to be filed by the Company under the Exchange Act, the breach of which could reasonably be expected to have a material and adverse effect on the Company and its subsidiaries, or would prohibit or otherwise interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement in any material respect.

(g)          The Company will at all times have authorized and reserved a sufficient number of shares of Common Stock for the full exercise of the Warrants.

7.	Miscellaneous.

(a)          Remedies. In the event of a breach by the Company or by a Holder, of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.

(b)          No Piggyback on Registrations. Except as and to the extent specified in Schedule 7(b) hereto, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in any Registration Statement other than the Registrable Securities, and the Company shall not after the date hereof enter into any agreement providing any such right for inclusion of shares in the Registration Statement to any of its security holders. Except as and to the extent specified in Schedule 7(b) hereto, the Company has not previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been fully satisfied.

(c)          Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

(d)          Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of a Discontinuation Event (as defined below), such Holder will forthwith discontinue disposition of such Registrable Securities under the applicable Registration Statement until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph. For purposes of this Section 7(d), a "Discontinuation Event" shall mean (i) when the Commission notifies the Company whether there will be a "review" of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to each of the Holders); (ii) any request by the Commission or any other Federal or state governmental authority for amendments or supplements to such Registration Statement or Prospectus or for additional information; (iii) the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of

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any Proceeding for such purpose; and/or (v) the occurrence of any event or passage of time that makes the financial statements included in such Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e)          Piggy-Back Registrations. If at any time there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Holder written notice of such determination and, if within fifteen (15) days after receipt of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered to the extent the Company may do so without violating registration rights of others which exist as of the date of this Agreement, subject to customary underwriter cutbacks applicable to all holders of registration rights and subject to obtaining any required consent of any selling stockholder(s) to such inclusion under such registration statement.

(f)           Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of certain Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

(g)          Notices. Any notice or request hereunder may be given to the Company or the Purchaser at the respective addresses set forth below or as may hereafter be specified in a notice designated as a change of address under this Section 7(g). Any notice or request hereunder shall be given by registered or certified mail, return receipt requested, hand delivery, overnight mail, Federal Express or other national overnight next day carrier (collectively, "Courier") or telecopy (confirmed by mail). Notices and requests shall be, in the case of those by hand delivery, deemed to have been given when

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delivered to any party to whom it is addressed, in the case of those by mail or overnight mail, deemed to have been given three (3) business days after the date when deposited in the mail or with the overnight mail carrier, in the case of a Courier, the next business day following timely delivery of the package with the Courier, and, in the case of a telecopy, when confirmed. The address for such notices and communications shall be as follows:

If to the Company:	Protein Polymer Technologies, Inc. 10655 Sorrento Valley Road San Diego, California 92121 Attention: Chief Executive Officer Facsimile: (858) 558-6477

If to the Purchaser:	Matthew J. Szulik c/o Taurus Advisory Group, LLC, 2 Landmark Square Suite 211 Stamford, Connecticut 06901 Attention: James Tagliaferri Facsimile: (203) 977-7684

If to any other Person who is then the registered Holder:	To the address of such Holder as it appears in the stock transfer books of the Company or such other address as may be designated in writing hereafter in accordance with this Section 7(g) by such Person.

(h)          Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of the Purchaser and each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder. Each Holder may assign his respective rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

(i)           Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(j)           Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal laws of the State of Connecticut applicable to contracts made and to be performed entirely within such State. The Company hereby waives all right to trial by jury in any action, suit or proceeding brought to enforce or defend any rights or remedies under this Agreement,

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and agrees that any lawsuit brought to enforce or interpret the provisions of this Agreement shall be instituted in state or federal courts, as appropriate, in Fairfield County, Connecticut, and the Company further agrees to submit to the personal jurisdiction of such court and waives any objection which it may have, based on improper venue or forum non conveniens, to the conduct of any proceeding in any such court and waives personal service of any and all process upon it, and consents that all such service of process be made by mail or messenger directed to it at the address set forth in Paragraph 7(g) above and that service so made shall be deemed to be completed upon the earlier of actual receipt or three (3) days after the same shall have been posted to its address. Nothing contained in this paragraph affects the right of the Purchaser or a Holder to serve legal process in any other manner permitted by law or affects the right of the Purchaser or a Holder to bring any action or proceeding against the Company in the courts of any other jurisdiction.

(k)          Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(l)           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(m)         Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

Protein Polymer Technologies, Inc.		Taurus Advisory Group, LLC as agent for Matthew J. Szulik

By:	/s/ William N. Plamondon III	By:	/s/ James Tagliaferri
Name:	William N. Plamondon III	Name:	James Tagliaferri
Title:	Chief Executive Officer	Title:	Managing Director

EXHIBIT A

[MONTH] __, 2006

[INSERT NAME AND ADDRESS

OF TRANSFER AGENT]

Re:	Protein Polymer Technologies, Inc.
Registration Statement on Form SB-2

Dear Sir or Madam:

We are counsel to Protein Polymer Technologies, Inc, a Delaware corporation (the "Company"), and we are familiar with the registration statement on Form SB-2 (SEC File No. 333-                                   ), as amended, of the Company originally filed with the Securities and Exchange Commission (“SEC”) on                  , 2006 (the "Registration Statement") to register on behalf of the selling stockholders listed therein under the Securities Act of 1933 (the "1933 Act") an aggregate of                              outstanding shares and an aggregate of                          shares issuable upon exercise of outstanding warrants(these shares and warrant shares collectively referred to as the “Registrable Securities”).

In connection with the foregoing, we advise you that: (i) a member of the SEC's staff has advised the Company by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at __:00 _.m. on          __, 2006 and we have no knowledge that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and (ii) the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

A copy of the prospectus is attached hereto. Each selling stockholder named in the prospectus must comply with the prospectus delivery requirements.

Very truly yours,

, Esq.